Exhibit 3.12

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “DARAMIC ACQUISITION CORPORATION” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-NINTH DAY OF FEBRUARY, A D . 2008, AT 8:07 O’CLOCK A. M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “DARAMIC ACQUISITION CORPORATION”.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 66215 77

DATE: 05-29-08

4511926   8100H            [SEAL]

080621900

You may verify this certificate online
at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION

OF

DARAMIC ACQUISITION CORPORATION

The undersigned, for the purpose of organizing a corporation under the provisions and subject to the requirements of the General Corporation Law of the State of Delaware, hereby certifies that:

1.             The name of the corporation (hereinafter called the “Corporation”) is Daramic Acquisition Corporation.

2.             The address of the registered office of the Corporation in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, Delaware 19901; and the name of the registered agent of the Corporation at such address is National Corporate Research, Ltd.

3.             The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.             The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, par value $ 0.01 per share. All of such shares are of one class and are shares of Common Stock.

5.             The name and mailing address of the incorporator are as follows:

Name	Mailing Address

Alba-Justina Secrist	Parker Poe Adams & Bernstein LLP
Three Wachovia Center
401 South Tryon Street, Suite 3000
Charlotte, North Carolina 28202

6.             After the original or other Bylaws of the Corporation have been adopted, amended or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.

7.             Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

8.             To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

9.             From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of

Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article 9.

IN WITNESS WHEREOF, the undersigned incorporator has hereunto set her hand, declaring and certifying under penalties of perjury that the foregoing instrument is her act and deed and that the facts stated herein are true, this 28th day of February, 2008.

/s/ Alba-Justina Secrist
Alba-Justina Secrist, Incorporator